Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registrant Statement on Form S-8 of our report dated June 11, 2020 relating to the financial statements, which appears in Biondvax Pharmaceuticals Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019.

Tal-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
June 22, 2020	Kost Forer Gabbay & Kasierer
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